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                                                                EXHIBIT 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement of Matthews International Corporation and Subsidiaries on Form S-8 regarding the 1994 Employee Stock Purchase Plan, of our report dated
November 16, 1994, on our audits of the consolidated financial statements and financial statement schedules of Matthews International Corporation and Subsidiaries as of September 30, 1994 and 1993, and for the years ended September 30, 1994, 1993 and 1992, which report is included in the Company's Annual Report on Form 10-K. We also consent to the reference to our firm as "Experts."




                                           COOPERS & LYBRAND L.L.P.



600 Grant Street
Pittsburgh, PA
February 21, 1995